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                                                     Exhibit 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register 600,000 shares of St. Joseph Light & Power Company's common stock, of our reports dated January 23, 1998, included in St. Joseph Light & Power Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP


Kansas City, Missouri
October 15, 1998